MediaOne Group, Inc.
Consolidated Domestic Cable Highlights-Pro Forma (1)
MediaOne
(UNAUDITED)
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

                          Three                             Nine
                       Months Ended                     Months Ended
                         Sept 30,                         Sept 30,
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
Dollars in
millions             1999     1998    Percent         1999     1998    Percent
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Video Revenues
 Basic cable         $  442   $  420     5.2%       $1,327   $1,253      5.9%
 Premium                 82       81     1.2           246      240      2.5
 Pay-per-view            19       15    26.7            56       40     40.0
 Advertising             50       37    35.1           143      108     32.4
 Equip. & instal.        49       47     4.3           141      131      7.6
 Other                    3        1   200.0             5        2    150.0
                     ---------------                ---------------
Total Video
 Revenues               645      601     7.3         1,918    1,774      8.1

 Telephone and
 High Speed Data         29        9   222.2            75       27    177.8
                     ---------------                ---------------
Total Broadband
Revenue              $  674   $  610    10.5%       $1,993   $1,801     10.7%
                     ===============                ===============


Operating Cash Flow(2)
 Video
(exclude Y2K costs)  $  257   $  247     4.0%       $  788   $  749      5.2%
 Telephone and
 High Speed Data        (11)     (16)   31.3           (41)     (41)       -
 Year 2000 costs         (4)      (6)   33.3           (16)      (7)  (128.6)
                     ---------------                ---------------
Total Operating
 Cash Flow           $  242   $  225     7.6%       $  731   $  701      4.3%
                     ===============                ===============
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(1) Results reflect pro forma adjustments for acquisitions and dispositions.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives
    (e.g. systems improvements, call center consolidations, etc.)
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